Exhibit 4.05



                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                             DEER VALLEY CORPORATION

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                      SERIES E CONVERTIBLE PREFERRED STOCK

     Deer Valley Corporation, a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD"), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers, and restrictions thereof, as follows:

           SERIES E CONVERTIBLE PREFERRED STOCK DESIGNATION AND AMOUNT

     1,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES E CONVERTIBLE PREFERRED STOCK" with the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

     1.  Voting.
         ------

          a. Number of Votes. On any matter presented to the stockholders of the
             ---------------
     Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series E Convertible Preferred Stock shall be entitled, subject to the limitation set forth in
     Section  1(b)  below,  to  cast  the number of votes equal to the number of
     ------------
     whole shares of common stock, par value $0.01 of the Corporation (the "COMMON STOCK") into which the shares of Series E Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Sections 1(b) and (c) below,
                                                    ------------      ---
     holders of Series E Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

          b.  Limitation  on Number of Votes. Notwithstanding anything contained
              ------------------------------
     herein  to  the  contrary,  the voting rights of each holder of outstanding shares of Series E Convertible Preferred Stock shall be limited in accordance with Section 5 hereof, so that each holder of Series E
                       ----------
     Convertible Preferred Stock shall be entitled to vote only the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Convertible Preferred Stock are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation.

          c.  Limitations on Corporate Action. At any time when shares of Series
              -------------------------------
     E Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and in addition to any other vote required by law or this Certificate of Designation, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class from the Common Stock, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

               (i) increase the authorized number of shares of Series E Convertible Preferred Stock; or

               (ii) alter or change the voting or other powers, preferences, or other rights, privileges, or restrictions of the Series E Convertible Preferred Stock contained herein (by merger, consolidation, or otherwise).

     2.  Dividends.  Each  holder  of one or more shares of Series E Convertible
         ---------
Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, if at all, dividends on a parity with each holder of one or more shares of the Common Stock.

     3. Liquidation, Dissolution, or Winding-Up; Certain Mergers, Consolidations
        ------------------------------------------------------------------------
and  Asset  Sales.
-----------------

          a. Payments to Holders of Series E Convertible Preferred Stock. In the
             -----------------------------------------------------------
     event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series E Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders after the Aggregate Series A Liquidation Preference Payment and the Aggregate Series C
     Liquidation Preference Payment (as such terms are defined in the Certificate of Designation, Preferences, and Rights of Series A Convertible Preferred Stock of the Corporation (the "SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATION") and the Certificate of Designation, Preferences, and Rights of Series C Convertible Preferred Stock of the Corporation (the "SERIES C PREFERRED STOCK CERTIFICATE OF DESIGNATION")) and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series E Convertible Preferred Stock (such Common Stock and other stock being collectively referred to as "JUNIOR STOCK") by reason of their ownership thereof, an amount equal to Two Thousand and No/100 Dollars ($2,000)(the amount payable pursuant to this sentence is hereinafter referred to as the "SERIES E LIQUIDATION PREFERENCE AMOUNT"). If, upon any such liquidation, dissolution, or winding up of the Corporation (and after the entire Aggregate Series A Liquidation Preference Payment and the Aggregate Series C Liquidation Preference Payment have been paid to the holders of shares of

     Series A Preferred Stock and the Series C Preferred Stock) the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series E Convertible Preferred Stock, the full preferential amount to which they shall be entitled, the holders of shares of Series E Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series E Convertible Preferred Stock, which shall include all other Preferred Stock of the Corporation other than the Series A
     Preferred Stock and the Series C Preferred Stock (the "REMAINING PREFERRED"), shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b.  Payments  to  Holders  of  Junior  Stock.  Upon  any  liquidation,
              ----------------------------------------
     dissolution or winding up of the Corporation, immediately after (1) the holders of Series A Preferred Stock have been paid in full the Aggregate Series A Liquidation Preference Payment, as set forth in the Series A Preferred Stock Certificate of Designation; (2) the holders of Series C
     Preferred Stock have been paid in full the Aggregate Series C Liquidation Preference Payment, as set forth in the Series C Preferred Stock Certificate of Designation; and (3) the holders of remaining Preferred Stock have been paid in full the applicable liquidation amounts, as set forth in the applicable Preferred Stock Certificates of Designation and the holders of Series E Convertible Preferred Stock have been paid in full the Series E Liquidation Preference Amount pursuant to Section 3(a) above, the
                                                         -----------
     remaining net assets of the Corporation available for distribution shall be distributed pro-rata among the holders of shares of Remaining Preferred, Series E Convertible Preferred Stock, and Common Stock on an as-converted-to-common stock basis.

     4. Optional Conversion. The holders of Series E Convertible Preferred Stock
        -------------------
shall  have  the  conversion  rights  as  follows:

          a.  Right  to  Convert.  Each  share of Series E Convertible Preferred
              ------------------
     Stock shall be convertible, at the option of the holder thereof and subject to the conversion cap set forth in Section 5 below, at any time after
                                              ---------
     original issuance, and without the payment of additional consideration by the holder thereof, into One (1) share of Common Stock.

          b.  Fractional  Shares.  No fractional shares of Common Stock shall be
              ------------------
     issued upon conversion of the Series E Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation's option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

          c.  Mechanics  of  Conversion.
              -------------------------

               (i) For a holder of Series E Convertible Preferred Stock to voluntarily convert shares of Series E Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series E Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series E Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series E Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "CONVERSION TIME"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series E Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share, if applicable.

               (ii) All shares of Series E Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series E Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series E Convertible Preferred Stock accordingly.

               (iii) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Convertible Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          d.  Adjustment  for  Merger  or  Reorganization,  etc.  Subject to the
              -------------------------------------------------
     provisions  of Section 4(c) above, if there shall occur any reorganization,
                    -----------
     recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series E Convertible Preferred Stock) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series E

     Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series E Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series E Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series E Convertible Preferred Stock.

          e.  Notice  of  Record  Date.  In  the  event:
              ------------------------

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series E Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock; or

               (iii) of the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation,

     then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series E Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series E Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series E Convertible Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Series E Convertible Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her, or its address appearing on the books of the Corporation.

     5. Holder's Restriction on Conversion. The Corporation shall not effect any
        ----------------------------------
conversion of Series E Convertible Preferred Stock for a holder Series E Convertible Preferred Stock (a "HOLDER"), and a Holder shall not have the right to convert any Series E Convertible Preferred Stock, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder's Affiliates (as defined below), and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series E Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5 applies, the determination of whether Series E Convertible Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of Series E Convertible Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a notice of conversion shall be deemed to be such Holder's determination of whether Series E Convertible Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of Series E Convertible Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The "BENEFICIAL OWNERSHIP LIMITATION" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series E Convertible Preferred Stock held by the Holder. The Beneficial Ownership Limitation provisions of this Section 5 may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series E Convertible Preferred Stock held by the Holder and the provisions of this Section 5 shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series E Convertible Preferred Stock. "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

     6.  Waiver.  Any  of  the  rights, powers, or preferences of the holders of
         ------
Series E Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series E Convertible Preferred Stock then outstanding.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this ____ day of November, 2006.


                              DEER VALLEY CORPORATION


                              By:
                                  ---------------------------------------------
                                   Charles G. Masters, Chief Executive Officer



        [SIGNATURE PAGE TO SERIES E PREFERRED CERTIFICATE OF DESIGNATION]